UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934.

AUGUST 14, 2003

(AMENDING FORM 8-K DATED June 2, 2003 AND

FILED JUNE 16, 2003) 0-10843

------------------------------------------------ ----------------------

Date of Report (Date of earliest event reported) Commission File Number

CSP INC.

(Exact name of registrant as specified in its charter)

Massachusetts 04-2441294 ------------------------------------------------- -------------------- (State or jurisdiction of incorporation or (I.R.S. Employer organization) Identification Number)

43 Manning Road

BILLERICA, MASSACHUSETTS 01821

(Address of Principal Executive Offices) (Zip Code)

(978) 663-7598

(Registrant's telephone number, including area code)

This report amends the Current Report on Form 8-K dated June 2, 2003 (filed on June 16, 2003 related to the acquisition of Technisource Hardware Inc. on May 30, 2003.

Item 2: Acquisition or Disposal of Assets

On May 30, 2003, CSP, Inc., together with its wholly owned subsidiary, MODCOMP, Inc. purchased certain assets of Technisource Hardware (Technisource) of Fort Lauderdale Florida from Technisource Inc. of Fort Lauderdale Florida, a wholly owned subsidiary of Intellimark, Inc.. The purchase price of $2.7 million was paid in cash to Intellimark, Inc. The assets purchased included all assets necessary to continue running the business. MODCOMP will continue the operation of Technisource and it will continue as a reseller of software and hardware products for IT infrastructure requirements and provide professional services related to systems integration. The purchase price of Technisource was based on projected revenues and income multipliers that were supported by historical information. We reviewed other recent purchases to see that our purchase price was reasonable and consist with the current market.

ITEM 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The following financial information is hereby included as a part of this Current Report as Exhibit 99.1:

1. Independent Auditors' Report

2. Balance Sheet as of December 28, 2002

3. Statements of Operations for the Year Ended December 28, 2002 and unaudited for the period from December 29, 2002 to May 29, 2003 and for the five months ended May 31, 2002

4. Statements of Cash Flows for the Year Ended December 28, 2002 and unaudited for the period from December 29, 2002 to May 29, 2003 and for the five months ended May 31, 2002

5. Notes to Financial Statements

(b) Pro Forma Financial Information

The unaudited pro forma financial information described below is hereby included as a part of this Current Report as Exhibit 99.2.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, and are not necessarily indicative of what the Company's future financial position or results of operations will be. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the Company's financial position or results of operations at any future date or for any future period.

These pro forma condensed combined financial statements should be read in conjunction with the CSP Inc. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003.

(c) Exhibits

    Financial Statements of Technisource Hardware (formerly a division of Technisource Hardware Inc.) for the year ended December 28, 2002

    Pro Forma Statement of operations for Technisource Hardware (formerly a division of Technisource Hardware Inc.) the period from December 29, 2002 to May 29, 2003 and for the five months ended May 31, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

August 14, 2003

/s/Gary W. Levine

----------------------------------

Gary W. Levine, Vice President-Finance and Principal Accounting Officer

Exhibit Index

99.1 Financial Statements of Technisource Hardware (formerly a division of Technisource Hardware Inc.) For the year ended December 28, 2002 and unaudited for the period from December 29, 2002 to May 29, 2003 and for the five months ended May 31, 2002

    Pro Forma Statement of operations for Technisource Hardware (formerly a division of Technisource Hardware Inc.) the period from December 29, 2002 to May 29, 2003 and for the five months ended May 31, 2002

EXHIBIT 99.1

CONTENTS

Page

Independent Auditors' Report 1

Financial statements:

Balance Sheet as of December 28, 2002 2

Statements of Operations for the Year Ended December 28, 2002

and unaudited for the periodfrom December 29, 2002 to May 29, 2003 and for the five months ended May 31, 2002 3

Statements of Cash Flows for the Year Ended December 28, 2002

and unaudited for the period from December 29, 2002 to May 29, 2003 and for the five months ended May 31, 2002 4

Notes to Financial Statements 5

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders of CSP, Inc. and Subsidiaries

We have audited the accompanying balance sheet of Technisource Hardware (formerly a division of Technisource Hardware, Inc. as more fully described in Note 1) as of December 28, 2002, and the related statements of operation and cash flow for the year ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technisource Hardware (formerly a division of Technisource Hardware, Inc.) as of December 28, 2002, and results of its operation and its cash flow for the years then ended in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

Boston, Massachusetts

August 12, 2003

	Technisource Hardware
	( Formerly a division of Technisource Hardware Inc.)
	Balance sheets
	(Amount in thousands)

Assets	December 28, 2002	May 29, 2003	May 31,2002
Current assets:		(unaudited)	(unaudited)
Cash	$--	$---	$ 6
Accounts receivable, Net	1,549	1,010	1,536
Inventory	421	--	--
Other current assets	147	67	29

Total Current Assets	2,117	1,077	1,571

Property equipment and improvements, net	45	41	60
Other Assets:
Other assets	5	0	5
Total other assets	5	0	5
Total Assets	$2,167	$1,118	$1,636

Liabilities & Divisional Equity

Accounts Payable and accrued expense	$1,146	$623	$984
Income taxes payable	546	464	404
Total current liabilities	1,692	1,087	1,388

Divisional equity	475	31	248

Total liabilities and divisional equity	$2,167	$1,118	$1,636

See accompanying notes to financial statements.
		\
	Technisource Hardware
	( Formerly a division of Technisource Hardware Inc.)
	Statements of Operations
	(Amount in thousands)

	Year ended	December 29,2002	Five months ended
	December 28, 2002	to May 29, 2003	May 31, 2002
		(unaudited)	(unaudited)
Sales	$8,546	$2,268	$4,361

Cost of sales	6,212	1,518	3,336

Gross profit	2,334	750	1,025

Operating expenses:
Selling, general and administrative	1,692	567	733
Total Operating expense	1,692	567	733

Operating income	642	183	292

Other income:	2	--	2

Income before income taxes	644	183	294

Income taxes	277	79	136

Net income	$367	$104	$158

	Technisource Hardware
	( Formerly a division of Technisource Hardware Inc.)
	Statement of Cash Flows
	(Amount in thousands)

	Year ended	December 29, 2002	Five months ended
	December 28, 2002	to May 29,2003	May 31,2002
		(unaudited)	(unaudited)
Net income	$367	$104	$158
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	31	7	15
Non cash changes in accounts receivable	(96)	(29)	3
Other assets	--	5	--
Changes in current assets and liabilities:
Increase in accounts receivable,	(351)	571	(437)
Increase in inventory	(421)	378
Increase in other current assets	(90)	123	28
Increase in accounts payable and accrued expenses	281	(557)	118
Increase in income taxes payable	264	79	123
Intercompany transaction	(550)	(678)	(574)
Net cash provided by (used in ) operating activities	(565)	3	(566)
Cash flows from investing activities:
Purchases of property, equipment and improvements	(4)	(3)	(3)
Net cash used in investing activities	(4)	(3)	(3)

Net decrease in cash	(569)	0	(569)
Cash, at beginning of period	569	0	569
Cash, at end of period	$0	$0	$0

Supplementary cash flow information:
Cash paid for interest	$2	$--	$--

Technisource Hardware

(Formerly a division of Technisource Hardware Inc.)

Notes to Financial Statements

Year ended December 28, 2003

1. Description of business and basis of Presentation

Description of Business

Prior to its acquisition, Technisource Hardware (the "Company") was a division of Technisource Hardware, Inc. ("THI"). THI is a division of Technisource, Inc. ("TI"). The Company is a Ft. Lauderdale, Florida-based reseller of software and hardware products for IT infrastructure requirements that also provides professional services related to systems integration. The accompanying financial statements are derived from the historical books and records of THI and present the statement of selected assets and liabilities and revenue and expense applicable to the Company's operations of THI. On July 23, 2002, TI was acquired by Intellimark, Inc., a privately held company for $40 million in cash.

On May 30, 2003, CSP, Inc., together with its wholly owned subsidiary, MODCOMP, Inc. purchased certain assets of the Company. The purchase price of $2.7 million was paid in cash to Intellimark, Inc. Subsequent to the acquisition, the Company was re-named and now operates as "MODCOMP Systems & Solutions", a division of MODCOMP, Inc.

Basis of Presentation

The statements of selected assets and liabilities have been prepared using the historical basis of accounting and include all of the assets related to the U.S. Operations of the Company, as specifically identified in the Asset Purchase Agreement dated May 30, 2003. The Company's selected assets acquired consist primarily of accounts receivable, inventory, property and equipment, accounts payable and related accrued expenses that are directly related to its operating activities. The Company's statements of selected assets and liabilities do not include any assets and liabilities of THI which were not specifically identifiable with the Company's operations.

The statements of revenue and expenses includes all revenue and expenses attributable to the U.S. Operations of the Company, including a corporate allocation of costs of shared services (including legal, finance, sales and marketing and corporate office expenses) of THI. These costs are allocated to the Company on a basis that is considered by management to reflect most fairly or reasonably the utilization of services provided to or for the benefit obtained by the Company, such as the percentage of revenues or actual utilization. However, the financial information included herein does not necessarily reflect what the financial position or results of operations would have been had the Company operated as a stand-alone entity during the periods covered, and may not be indicative of future results of operations or financial position. For the year ended December 28, 2002 and five months ended May 31, 2003 and 2002, such allocated costs amounted to $211,000, $0 (unaudited) and $147,000 (unaudited), respectively.

Organization:

Technisource Hardware, Inc., a Ft. Lauderdale, Florida-based subsidiary of privately held Technisource, Inc., is a reseller of software and hardware products for IT infrastructure requirements and provides professional services related to systems integration.

On July 23,2002, Technisource Inc. and subsidiaries was acquired by Intellimark Inc., a privately held company for $40 million in cash.

2. Summary of Significant Accounting Policies

Fiscal Year

Technisource Hardware changed its fiscal year end to the last Friday in December.

Inventory

Inventories are stated at the lower of cost or market; with cost determined principally by the average-cost method, which approximates the first-in, first-out method.

Property, and Equipment

The components of property, and equipment are stated at cost. Technisource Hardware provides for depreciation by use of the straight-line method over the estimated useful lives of the related assets.

Long-Lived Assets

In accordance with SFAS Nos. 142 " Goodwill and Other Intangible Assets" and 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 142 relates to assets with an indefinite life where as SFAS 144 relates to assets that can be amortized and the life determinable. Technisource Hardware evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, Technisource Hardware uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

Revenue Recognition

Technisource Hardware will recognize reseller revenue from product sales when shipment has been made. Technisource Hardware will estimate and record provisions for rebates, sales returns and allowances in the period the sale is recorded. Shipping and handling charges are included in gross sales, with the related costs included in selling, general and administrative expenses. However, when Technisource Hardware does not take title to the product, revenue is recognized as commission revenue, net of related costs, when the customer receives the product.

During the year ended December 28, 2002, three customers represented 37%, 14% and 13% of sales, respectively.

Segment Reporting

Technisource Hardware consists of one operating and financial reporting segment. As of May 30, 2003, Technisource Hardware was integrated into the Service and systems integration segment of CSP Inc.'s wholly owned subsidiary, MODCOMP Inc.

Income Taxes

Technisource Hardware accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

New Accounting Pronouncements

During 2002, Technisource Hardware implemented SFAS 141, "Business Combinations". SFAS No. 141 provides new guidance on the accounting for a business combination at the date a business combination is completed. Specifically, it requires use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating use of the pooling -of-interests method. The guidance is applicable for transactions subsequent to June 30, 2001. There was no impact on the Company's results of operations and financial position from the adoption of this pronouncement.

In July 2001, SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 142 will be effective as of January 1, 2002. Goodwill and other intangible assets determined to have an indefinite useful life that are acquired in a business combination completed after July 1, 2001 will not be amortized, but will continue to be evaluated for impairment in accordance with appropriate pre-SFAS 142 accounting literature. SFAS No. 142 establishes new guidance on how to account for goodwill and intangible assets after a business combination is completed. Among other things, it requires that goodwill and certain other intangible assets will no longer be amortized and will be tested for impairment at least annually and written down only when impaired. This statement will apply to existing goodwill and intangible assets, beginning with fiscal years starting after October 1, 2002. There was no impact on Technisource Hardware's results of operations and financial position from the adoption of this pronouncement.

3. Property and Equipment

Property and equipment, at cost, consisted of the following:

December 28,

(Amounts in thousands)

2002

Furniture and fixtures $ 69

Computer equipment 80

Office equipment 13

$162

Less accumulated depreciation 117

Property and equipment $ 45

For the years ended December 28, 2002 and the period from December 29, 2002 to May 31, 2003, depreciation expense was $31 and $7 (unaudited) respectively.

  Income Taxes

Technisource Hardware is a member of a group that files a consolidated return. The income tax provision utilized an estimated tax rate of 43% for the year ended December 28, 2002 and unaudited five month periods ended May 31, 2002 and May 29, 2003. The current taxes for Technisource Hardware are for U.S. federal and state income taxes with no foreign taxes since Technisource Hardware does not have any foreign operations or activities.

5. Commitments and Contingencies

Technisource Hardware had an operating lease for office space totaling approximately $3,600 per month. Technisource Hardware's lease expires on April 30, 2003.

Future minimum lease payments under non-cancelable operating leases as of December 28, 2002 amounts to $14,500 payable through March, 2003.

EXHIBIT 99.2

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 30, 2003, CSP, Inc., together with its wholly owned subsidiary, MODCOMP, Inc. purchased certain assets of the Technisource Hardware, Inc. The purchase price of $2.7 million was paid in cash to Intellimark, Inc. Subsequent to the acquisition, the Company was re-named and now operates as "MODCOMP Systems & Solutions", a division of MODCOMP, Inc.

Prior to its acquisition, Technisource Hardware (the "Company") was a division of Technisource Hardware, Inc. ("THI"). THI is a division of Technisource, Inc. ("TI"). The Company is a Ft. Lauderdale, Florida-based reseller of software and hardware products for IT infrastructure requirements that also provides professional services related to systems integration. The accompanying financial statements are derived from the historical books and records of THI and present the statement of selected assets and liabilities and revenue and expense applicable to the Company's operations of THI. On July 23, 2002, TI was acquired by Intellimark, Inc., a privately held company for $40 million in cash .As set forth in Note (1) to the financial statements, the Technisource Hardware Inc. (describe the "acquisition").

The pro forma unaudited financial statements of the Company have been prepared by management in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments and allocations, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included.

The statements of selected assets and liabilities have been prepared using the historical basis of accounting and include all of the assets related to the U.S. Operations of the Company, as specifically identified in the Asset Purchase Agreement dated May 30, 2003. The Company's selected assets acquired consist primarily of accounts receivable, inventory, property and equipment, accounts payable and related accrued expenses that are directly related to its operating activities. The Company's statements of selected assets and liabilities do not include any assets and liabilities of THI which were not specifically identifiable with the Company's operations.

The statements of revenue and expenses includes all revenue and expenses attributable to the U.S. Operations of the Company, including a corporate allocation of costs of shared services (including legal, finance, sales and marketing and corporate office expenses) of THI. These costs are allocated to the Company on a basis that is considered by management to reflect most fairly or reasonably the utilization of services provided to or for the benefit obtained by the Company, such as the percentage of revenues or actual utilization. However, the financial information included herein does not necessarily reflect what the financial position or results of operations would have been had the Company operated as a stand-alone entity during the periods covered, and may not be indicative of future results of operations or financial position.. The acquisition will be accounted for as a purchase; accordingly the tangible and intangible assets will be recorded at their fair value with the residual of the purchase price recorded as goodwill.

The pro forma condensed financial statements may not be indicative of the actual results of acquisition. The accompanying condensed combined pro forma financial information should be read in connection with the historical financial statements of CSP, Inc.

	Technisource Hardware
	( Formerly a division of Technisource Hardware Inc.)
	Unaudited Pro Forma Statement of Operations

	(Amount in thousands)
			Pro Forma adjusted			Pro Forma adjusted
	Five months ended	Pro forma	Five months ended	Five months ended	Pro forma	Five months ended
	May 29, 2003	Adjustment	May 29, 2003	May 31, 2002	Adjustment	May 31, 2002

Sales	$2,268		$2,268	$4,361		$4,361

Cost of sales	1,518		1,518	3,336		3,336

Gross profit	750		750	1,025		1,025

Operating expenses:
Selling, general and administrative	567	79	646	733		733
Total Operating expense	567		646	733		733

Operating income	183		104	292		292

Other income( expenses):	--		2	2		2

Income before income taxes	183		106	294		294
Income taxes	79	(34)	45	136		136

Net income	$104		$61	$158		$158

See accompanying notes to financial statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. Pro Forma Adjustments

The pro forma adjustments represent the management expenses for the services provided by Intellimark Inc. which were not reflected on the statement for the five month period ended May 29, 2003. The management fee was based on management estimate of what the comparable fee was in the prior period.

The tax expense was adjusted to reflect the additional expense.

End of Filing